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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) April 6, 2000
                                                 -----------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer

diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    --------------

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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

On April 6, 2000 the Registrant issued the following press release:

"ALTEON INITIATES PHASE II CLINICAL TRIAL OF LEAD A.G.E.
'CROSSLINK BREAKER' ALT-711 FOR POTENTIAL REVERSAL OF
CARDIOVASCULAR DISEASE IN AGING AND DIABETES

"RAMSEY, N.J., April 6   Alteon Inc. (OTC Bulletin Board: ALTN)
announced today that it has initiated a Phase IIa clinical trial of its novel therapeutic agent, ALT-711. ALT-711 is the first compound to enter clinical development that has demonstrated the potential to reverse age-related cardiovascular disease and restore the cardiovascular system to a more youthful state by cleaving pathological protein-glucose structures called Advanced Glycosylation End-product (A.G.E.) Crosslinks.

"The double-blind, placebo-controlled study will involve 72 men and women over age 50 whose cardiovascular systems show measurable stiffening due to aging and/or diabetes. Patients will receive doses of ALT-711 in tablet form once a day over an 8-week period. The patients will be monitored for increased cardiovascular compliance, as measured by multiple parameters including ultrasound cardiography and pulse wave velocity. Completion of the study is expected by year end.

"In pre-clinical testing, ALT-711 has demonstrated a consistent ability to reverse diabetes and age-related cardiovascular disease and to restore the cardiovascular system to a more youthful state. In as short a dosing period as 2 to 6 weeks at 1 mg/kg, ALT-711 reversed the stiffening of the aorta and left ventricle in rodents, canines and primates. In primates, the resulting improvement in cardiac output and arterial compliance was persistent for up to 5 weeks following the last dose.

"Based on the results of the Phase IIa study, Alteon and its clinical consultants will evaluate the data to determine specific cardiovascular indications for further clinical development. These indications may include congestive heart failure, peripheral vascular disease or isolated systolic hypertension of the elderly.

"Nine clinical sites are participating in the study, including Johns Hopkins University Medical Center; The Gerontology Research Center at the National Institute on Aging; Rush Hypertension Center at Rush Presbyterian/St. Luke's Medical Center; Orange County Research Center; St. Paul Heart Clinic; VA Medical Center, Minneapolis; University of Maryland at Baltimore; University of Minnesota; and Memorial Research Medical Clinic, Long Beach, California.

"'Arterial stiffening with advancing age plays a major role in diseases such as atherosclerosis, hypertension, stroke and heart failure in older people,' said Edward G. Lakatta, M.D., Chief of the Laboratory of Cardiovascular Science at the National Institute on Aging and a researcher who conducted preclinical studies on ALT-711 in primates. 'Safe therapy to prevent or reduce arterial stiffening in humans would likely have substantial implications in the morbidity and mortality of these diseases. If clinical studies in humans bear out the results we have seen in animals, substances like ALT-711 could be the breakthrough we've been working toward to reverse some types of age-related heart and vessel disease. Human clinical studies will tell the tale, and we must wait for those results.'

"Alteon had previously announced that it had completed a series of Phase I human safety and dose escalation studies with ALT-711 in 128 healthy volunteers, 94 on drug. Analyses of the safety data did not show any medically relevant side effects. Preliminary data relating to bladder compliance and urinary incontinence was observed during the Phase Ib clinical trial of 12 patients.

"'We are excited to initiate Phase II clinical trials of ALT-711 in cardiovascular compliance with this prestigious group of clinicians,' said Kenneth I. Moch, President and Chief Executive Officer of Alteon. 'We believe that Alteon's patented crosslink breaker technology platform will prove to be beneficial in the treatment of many different disorders of aging and diabetes, based on the pathological consequences of A.G.E.s (the A.G.E. pathway). We are actively pursuing our strategy for clinical development of ALT-711 in a number of other indications that are related to the loss of tissue elasticity.'

"ALT-711: A Drug for Reversing Diseases of Diabetes and Aging

"The Pathological Role of A.G.E. Crosslinks

"Decreased elasticity of the cardiovascular system and the stiffening of other tissues and organs is one of the hallmarks of the normal aging process, with an accelerated time course in diabetic patients. A key mechanism involved is the reaction of glucose with proteins such as collagen and elastin, resulting in the formation of advanced glycosylation end-products (A.G.E.s). Once A.G.E.s form on proteins, they eventually crosslink to other proteins, forming complexes that have been shown to be responsible for many age-related and diabetic disorders. It was previously believed that the formation of A.G.E. crosslinks was an irreversible process that resulted in tissue damage by causing permanent biochemical and structural alterations on proteins.

"Structural matrix proteins such as collagen and elastin play an integral role in the maintenance of cardiovascular elasticity and wall integrity. They are also prime targets for A.G.E. crosslinking. For example, collagen isolated from tissues of diabetics and aged individuals is more highly crosslinked than that isolated from non-diabetics or younger individuals. Restriction of movement arising from A.G.E. crosslinking of matrix proteins appears to impair normal functioning of contractile organs, such as blood vessels and cardiac muscle, which are dependent on flexibility and distensibility for normal function.

"Clinically, the loss of elasticity (compliance) in the aorta leads to isolated systolic hypertension. Systolic hypertension in turn causes increased workload for the cardiac chambers (increased afterload) and is believed to be responsible for myocardial hypertrophy and cardiac failure. Continued ejection into a stiffened arterial system has been implicated in the development of left ventricular diastolic dysfunction and in the remodeling (hypertrophy) of the myocardium. Congestive heart failure is a common outcome of this stiffened ventriculo-arterial system.

"'The combined loss of distensibility in both the systemic arteries and the heart can critically limit the reserve capacity of the cardiovascular system resulting in exertional fatigue and dyspnea,' notes David A. Kass, M.D., Professor of Medicine and Biomedical Engineering at the Johns Hopkins Medical Institutions. 'This limitation may play a particularly central role in the expanding elderly population who have cardiac failure symptoms yet relatively preserved ventricular systolic function. Current therapy has fallen short, and if an agent such as ALT-711 proves effective, it could have great impact on this syndrome.'

"How ALT-711 Works

"ALT-711 is the first in a new class of compounds that have been shown in vitro and in vivo to reverse A.G.E. crosslinking, thereby restoring more normal function to organs and tissues that have lost flexibility. Alteon believes that ALT-711's mechanism of action is new and novel, and is unrelated to that of any pharmaceutical agent either currently prescribed or in clinical development. Importantly, ALT-711 does not disrupt the natural enzymatic glycosylation sites or peptide bonds that are responsible for maintaining the normal integrity of the collagen chain. Thus, normal structure and function is preserved while abnormal crosslinking is reduced.

"In addition to restoring elasticity of stiffened tissues by breaking pathological crosslinks, ALT-711 consistently demonstrates the ability to reverse the over-expression of genes for proteins and growth factors known to be associated with the pathological hypertrophy (enlargement) of tissues. Hypertrophy of the aorta and the left ventricle is correlated with the development of heart failure. These results indicate that restoration of normal tissue dynamics through breaking A.G.E. crosslinks may restore normal control of gene function.

"In pre-clinical studies in diabetic and hypertensive models, ALT-711 reduced both the thickened left ventricle and aortic mass caused by increased cardiac afterload in the hypertensive state. The drug also restored elasticity to large and mid-sized vessels and to the left ventricle.

"Current Therapies Treat the Symptoms While ALT-711 Treats the
Cause of Disease

"Currently available antihypertensive agents improve arterial elasticity indirectly, by reducing the pressure burden on the vessel wall. This approach lowers peripheral resistance and intravascular circulating volume, leading to a reduction in mean blood pressure. A current debate is whether any marketed drug can increase arterial elasticity beyond what would be expected from restoring the dynamic range of the vessel wall, with a reduction in blood pressure alone.

"Pharmacologic intervention with ALT-711 directly targets the biochemical pathway leading to the stiffness of the cardiovascular system.

"Alteon's Technology Platform - The A.G.E. Pathway

"A.G.E. Technology Impacts Broad Medical Applications

"The formation of A.G.E.s in the human body occurs through the same biological process as that of the toughening and discoloration of food during the cooking process. This Maillard or 'browning' reaction is temperature sensitive, and takes place in the human body at a slow rate in some individuals and at an accelerated rate in others, particularly diabetic patients.

"The progressive formation of A.G.E.s on proteins such as collagen and elastin arises from the non-enzymatic reaction of glucose with the amino groups of these long-lived structural proteins. With time, A.G.E.s on one protein interact with adjacent proteins to form stable covalent A.G.E. crosslinks. In tissues and organs that depend on elastic properties to function, normal physiologic functions are compromised by A.G.E. formation and crosslinking, resulting in serious pathophysiologic consequences.

"The A.G.E. pathway may provide the scientific explanation for how and why many of the complications of the aging process occur with higher frequency and earlier in life in diabetic patients. These individuals form greater amounts of A.G.E.s than non-diabetics. From a pathological viewpoint, diabetes may be considered an advanced form of aging.

"Because A.G.E.s have been implicated in a broad range of pathologies, therapeutic intervention may provide relief for many medical conditions where A.G.E. crosslinking has contributed to a loss of normal function, elasticity and/or flexibility. These diseases or disorders include nephropathy, end- stage renal disease, retinopathy, neuropathy, vascular disorders such as systolic hypertension, pulmonary hypertension, as well as cardiomyopathies such as diastolic dysfunction and congestive heart failure. Early clinical experience in Phase I human studies of ALT-711 suggest that urinary elastic dysfunction (leading to urinary incontinence) is a potential therapeutic target as well. Alteon is evaluating therapeutic opportunities in peritoneal dialysis, bladder compliance, dermatological conditions and restenosis.

"About Alteon

"Alteon is a leader in the discovery and development of pharmaceuticals for the treatment of cardiovascular and renal diseases and other disorders of diabetes and aging, based on slowing or reversing a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-Products (A.G.E.s).

"A.G.E.s ultimately form crosslinks with adjacent proteins, leading to a loss of flexibility and function in body tissues, organs and cells. This A.G.E. pathway represents one of several pathological processes believed to be responsible for aging, including regulation of telomere length, DNA turnover, and build-up of senescent products, among others. A.G.E.s have been shown to be causative factors in many of the complications of diabetes and age-related diseases, including cardiovascular disease, kidney disease, nerve damage and retinopathy. Alteon's unique approach is to inhibit or break A.G.E.s and their chemical crosslinks.

"Alteon's lead A.G.E. crosslink breaker, ALT-711, has entered Phase IIa clinical testing to evaluate its effect on cardiovascular compliance. The company is seeking a corporate partner to help fund the continued development of its A.G.E.- formation inhibitor, Pimagedine, based on the results of a Phase III trial in Type 1 diabetic patients with progressive kidney disease. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"More information on Alteon is available at the corporate web site, http://www.alteonpharma.com"

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: April 11, 2000